UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2013

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-34032	26-0388421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 444-9001
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

Item 8.01.    Other Events.

In late November 2013, severe winter weather in Texas adversely affected production and drilling operations of Pioneer Southwest Energy Partners L.P. (the “Partnership”) in the Spraberry/Wolfcamp play, as heavy icing and low temperatures resulted in extensive power outages, facilities freeze-ups, trucking curtailments and limited access to production and drilling facilities. The Partnership believes that the additional severe winter weather that occurred beginning December 4, 2013 in the Spraberry/Wolfcamp area did not cause a significant amount of incremental damage, although it temporarily interrupted ongoing operations and the Partnership’s recovery efforts.

The severe weather events are expected to result in the Partnership’s production for the fourth quarter of 2013 falling below the guidance provided by the Partnership in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. The Partnership’s financial guidance for the fourth quarter of 2013 is also expected to be adversely affected. The Partnership will not be able to update its production and financial guidance until the full impact of the weather-related downtime and associated required repairs can be completely assessed.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

	By:	Pioneer Natural Resources GP LLC, its
general partner

	By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief Accounting Officer

Dated: December 9, 2013